UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This form 8-K/A amends item 5.02 of the Form 8-K (the “Form 8-K”) filed by Global Payments Inc. (the “Company”) on October 10, 2005.  The Form 8-K reported the departure of Mr. James G. Kelly as Chief Financial Officer of the Company and the appointments of Mr. James G. Kelly as Chief Operating Officer of the Company, Mr. Joseph C. Hyde as Chief Financial Officer of the Company, and Mr. Martin A. Picciano as Chief Accounting Officer of the Company.  At that time, employment agreements relating to these appointments between the Company and the above-named individuals had not been executed.  This Form 8-K/A is being filed to provide the relevant disclosures related to the completed employment agreements under 8-K items 1.01 and 5.02.

Item 1.01 Entry into a Material Definitive Agreement

The disclosures under Item 5.02 regarding the employment agreements between Messrs. Kelly and Hyde and the Company are incorporated into this item by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with appointing Mr. James G. Kelly as Chief Operating Officer, appointing Mr. Joseph C. Hyde as Chief Financial Officer and appointing Mr. Martin A. Picciano as Chief Accounting Officer, on October 10, 2005, the officers and the Company entered into employment agreements on June 2, 2006, the material terms of which are summarized below. Each of the foregoing executives is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial and non-financial objectives reflecting his area and scope of responsibility.  Each such executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to employees of the Company.

Each of the foregoing executives has agreed in his employment agreement not to disclose confidential information or compete with the employer, and not to solicit the employer’s customers or recruit its employees, for a period of 24 months following the termination of his employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the applicable executive with or without “good reason” (as defined therein).  Each employment agreement will also be terminated upon the death, disability or retirement of the executive.  Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below. In each case, payment of the severance benefits will be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code.

If, prior to a change in control, any of the foregoing executive’s employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination.  In addition, Mr. Kelly and Mr. Hyde are entitled to receive a portion of his target annual bonus for the current year. In the case of Mr. Kelly and Mr. Hyde, for up to 18 months, or until such executive is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay him his base salary and will reimburse him for up to 18 months of health insurance coverage provided pursuant to COBRA.  In addition, all of Mr. Kelly’s and Mr. Hyde’s restricted stock awards will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the termination date.  In the case of Mr. Picciano, for up to 9 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay him his base salary and will reimburse him for health insurance coverage provided pursuant to COBRA.  In addition, all of Mr. Picciano’s restricted stock awards that would have vested in the next 12 months will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the termination date.

If, prior to a change in control, any of the foregoing executive’s employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination.  In addition, Mr. Kelly is entitled to receive a portion of his target annual bonus for the current year.  In the case of Mr. Kelly and Mr. Hyde, for up to 12 months, or until such executive is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay him his base salary and will reimburse him for health insurance coverage provided pursuant to COBRA.  In addition, all of Mr. Kelly’s and Mr. Hyde’s restricted stock awards and stock options that would have vested in the next 24 months will vest and the options will remain exercisable for 90 days after the termination date.  In the case of Mr. Picciano, for up to 6 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay him his base salary and will reimburse him for health insurance coverage provided pursuant to COBRA.

If, within 36 months after a change in control, Mr. Kelly or Mr. Hyde’s employment is terminated by the Company without cause or either executive resigns for good reason, the Company will be required to pay such executive his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year.  For 24 months (unless he violates certain restrictive covenants), the Company will continue to pay such executive his base salary and will reimburse him for up to 18 months of health insurance coverage provided pursuant to COBRA.  In addition, all of such executive’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the termination date.

If, within 24 months after a change in control, Mr. Picciano’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year.  For 12 months (unless he violates certain restrictive covenants), the Company will continue to pay him his base salary and will reimburse him for health insurance coverage provided through COBRA. In addition, all of Mr. Picciano’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the termination date.

Whether or not a change in control shall have occurred, if the employment of any of the foregoing executives is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply.  In addition, all of the executive’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the termination date.

If the Company terminates any of the foregoing executives for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations.  A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control.  Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000 in the case of Mr. Hyde and Mr. Kelly and $25,000 in the case of Mr. Picciano. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Item 9.01 Financial Statements and Exhibits

99.1	Employment Agreement between the Company and Mr. James G. Kelly, dated June 2, 2006
99.2	Employment Agreement between the Company and Mr. Joseph C. Hyde, dated June 2, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.

(Registrant)

Date: June 2, 2006	By:	/s/ Joseph C. Hyde

Joseph C. Hyde
Chief Financial Officer
(Principal Financial Officer)